EXHIBIT 32

HARDINGE INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hardinge Inc. (the “Company”) on Form 10Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Patrick Ervin, Chairman and Chief Executive Officer of the Company and I, Richard L. Simons, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Patrick Ervin
J. Patrick Ervin
Chairman and Chief Executive Officer
May 10, 2005

/s/ Richard L. Simons
Richard L. Simons
Executive Vice President and
Chief Financial Officer
May 10, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Hardinge Inc. and will be retained by Hardinge Inc. and furnished to the Securities and Exchange Commission or its staff upon request.